UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements

On October 29, 2026, PennyMac Financial Services, Inc. (the “Company”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), its wholly-owned subsidiary, entered into amended employment agreements with David A. Spector (the “Amended Spector Agreement”) and Doug Jones (the “Amended Jones Agreement” and together with the Amended Spector Agreement, the “Amended Employment Agreements”). Mr. Spector shall continue to serve as Chairman and Chief Executive Officer of the Company and Chief Executive Officer of PNMAC throughout the term of the Amended Spector Agreement. Mr. Jones shall continue to serve as President and Chief Mortgage Banking Officer of the Company and PNMAC throughout the term of the Amended Jones Agreement. The material terms of the Amended Spector Agreement and the Amended Jones Agreement are described in Item 5.02 of this report.

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2026, the Company issued a press release and a slide presentation announcing its financial results for the fiscal quarter ended September 30, 2026. Copies of the press release and the slide presentation used in connection with the Company’s presentation of financial results were made available on October 29, 2026, and are furnished as Exhibit 99.1 and Exhibit 99.2, respectively.  In addition, the Company has made other supplemental financial information for the fiscal quarter ended September 30, 2026 available on its website at pfsi.pennymac.com.

The information in Item 2.02 of this report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to Section 18 liabilities, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such document.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Changes – Daniel S. Perotti and Kevin Ryan

On October 29, 2026, the Company issued a press release furnished as Exhibit 99.1 announcing changes in the roles of certain officers in conjunction with its financial results for the fiscal quarter ended September 30, 2026.

Daniel S. Perotti, the Company’s Senior Managing Director and Chief Financial Officer, will resign from that role as of December 31, 2026, and will continue with the Company in an advisory role.

Kevin Ryan, age 55, the Company’s Executive Managing Director and Chief Strategy Officer, will be appointed the Company’s Chief Financial Officer on January 1, 2027. Prior to joining the Company in October 2025, Mr. Ryan served as President and Chief Financial Officer at Better Home & Finance Holding Company from October 2020 to October 2025, where he managed all of the finance, accounting, markets and risk functions. Previously, Mr. Ryan worked in several executive positions during his more than two decades at Morgan Stanley, most recently as a Managing Director in the Investment Banking division where he served as the Co-Head of Banks and Diversified Finance, covering financial technology companies, banks, consumer finance companies and mortgage companies. Mr. Ryan earned a B.A. from Rutgers University and a J.D. from the University of Virginia. There are no arrangements or understandings between Mr. Ryan and any other persons pursuant to which he was appointed as an executive officer. There are no family relationships between Mr. Ryan and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K between Mr. Ryan and the Company.

Amended Employment Agreements – David A. Spector and Doug Jones

As described in Item 1.01 of this report, the Company and PNMAC entered into an Amended Spector Agreement and an Amended Jones Agreement with Mr. Spector and Mr. Jones that extended Mr. Spector’s term through December 31, 2031, and Mr. Jones’ term through June 30, 2027.

Amended Employment Agreements - Base Salary and Incentive Compensation

During the terms of their Amended Employment Agreements, Mr. Spector and Mr. Jones shall each receive an annual base salary as determined by the Company’s Board of Directors (the “Board”), at least as favorable as base salaries paid to other senior executives and shall each be entitled to receive annual cash and equity incentive compensation, with such compensation awarded at levels based on annual performance targets determined by the compensation committee of the Board. All future equity awards will be granted pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) (or any successor plan thereto) and subject to vesting requirements as specified in the relevant award agreements.

Amended Employment Agreements - Other Benefits and Perquisites

The Amended Employment Agreements provide for the annual accrual of twenty days of paid time off for Mr. Spector and Mr. Jones, in each case at the executive’s regular base pay rate during each year of the term. The Amended Employment Agreements also provide for medical benefits, reimbursement for expenses related to tax advice and financial counseling, reimbursement of reasonable business expenses, and participation in such other benefits programs as are provided to the Company’s executives generally.

Amended Employment Agreements - Payments Upon Specified Termination Events

Pursuant to the Amended Employment Agreements, upon a termination due to death or disability, a termination by the Company other than for cause (as defined in the Amended Employment Agreements), a termination by the executive for good reason (as defined in the Amended Employment Agreements), or a termination as a result of a change of control (as defined in the 2022 Plan, or any other equity incentive plan adopted by the Company), in addition to any other amounts required by law to be paid to him, the executive would be entitled to any bonus earned but unpaid for the year prior to the year in which the termination date occurs and the pro rata portion of any bonus earned but unpaid for the year during which the termination date occurs. In any such termination event, any unvested equity awards granted pursuant to any equity incentive plan shall vest immediately. The Company will also generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under the Company’s group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive a continuing payment of the executive’s annual base salary as of the termination date for a period of six months following such termination.

Upon a termination of Mr. Spector’s or Mr. Jones’ employment as a result of a change of control the executive shall also receive a severance payment equal to three (3) years of annual base salary plus three (3) years of incentive compensation (based on the average bonus received in the most recent two years), with such amounts to be paid in 24 monthly installments. In the event of a termination by the Company other than for cause, or by the executive for good reason, in each case not in connection with a change of control, the executive shall receive a severance payment equal to two and one-half (2.5) years of annual base salary plus two and one-half (2.5) years of incentive compensation (based on the average bonus received in the most recent two years), payable in 24 monthly installments. Upon termination of Mr. Spector’s or Mr. Jones’ employment by the Company or PNMAC for cause, the executive shall receive his annual base salary through the termination date, any accrued but unused paid time off and reimbursement of any unreimbursed incurred expenses.

Amended Employment Agreements - Consulting Services

Upon the expiration of the term of the Amended Spector Agreement or upon a retirement, Mr. Spector shall serve as a consultant to the Company for an 18-month period commencing on the expiration date or retirement date. During the consulting period, Mr. Spector will receive a consulting fee of $3.0 million, payable in 18 equal monthly installments; provided, however, that such compensation will cease if the executive engages in services for a business that competes with the Company.

Upon the expiration of the term of the Amended Jones Agreement or upon a retirement, Mr. Jones shall serve as a consultant to the Company for an 18-month period commencing on the expiration date or retirement date. During the consulting period, Mr. Jones will receive a consulting fee of $2.0 million, payable in 18 equal monthly installments; provided, however, that such compensation will cease if the executive engages in services for a business that competes with the Company.

The foregoing descriptions of the Amended Spector Agreement and the Amended Jones Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended Employment Agreement, dated October 29, 2026, among David A. Spector, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.
10.2	Amended Employment Agreement, dated October 29, 2026, among Doug Jones, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.
99.1	Press Release, dated October 29, 2026, issued by PennyMac Financial Services, Inc. pertaining to its financial results for the fiscal quarter ended September 30, 2026.
99.2	Slide Presentation for use beginning on October 29, 2026 in connection with a presentation of financial results for the fiscal quarter ended September 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: October 29, 2026	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer